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                                                                                          EXHIBIT 11
                                                                                          Page 1 of 2
                                       FAMILY DOLLAR STORES, INC.
                             STATEMENT RE COMPUTATIONS OF PER SHARE EARNINGS

                                                           THREE MONTHS ENDED             THREE MONTHS ENDED
AS PRESENTED                                                  MAY 31, 1998                   MAY 31, 1997
                                                        BASIC         DILUTED            BASIC         DILUTED
AVERAGE SHARES OUTSTANDING                          172,167,573     172,167,573       171,447,742    171,447,742

NET INCOME                                          $31,343,290     $31,343,290       $23,087,764    $23,087,764

NET INCOME PER SHARE                                      $ .18           $ .18             $ .13          $ .13

PRO FORMA DILUTION IMPACT OF COMMON STOCK EQUIVALENTS

ADDITIONAL WEIGHTED AVERAGE SHARES FROM
   ASSUMED EXERCISE AT THE BEGINNING
   OF THE YEAR OF DILUTIVE STOCK OPTIONS                              3,703,960                        3,156,705

WEIGHTED AVERAGE SHARES ASSUMED REPURCHASED FROM
   ASSUMED PROCEEDS OF EXERCISES USING TREASURY STOCK
   METHOD (AVERAGE MARKET PRICE)                                     (2,417,793)                      (2,525,590)

NET PRO FORMA COMMON STOCK EQUIVALENT INCREMENTAL SHARES              1,286,167                          631,115

PERCENTAGE DILUTION FROM PRO FORMA COMMON
   STOCK EQUIVALENT INCREMENTAL SHARES                                     .75%                             .37%

TOTAL COMMON STOCK AND COMMON STOCK EQUIVALENTS                     173,453,740                      172,078,857

NET INCOME                                                          $31,343,290                      $23,087,764

PRO FORMA NET INCOME PER SHARE (INCLUDING DILUTIVE
   COMMON STOCK EQUIVALENTS)                                              $ .18                            $ .13

     * All figures have been adjusted for the three-for-two stock split distributed July 31, 1997, and for the two-for-one stock split distributed April 30, 1998.

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                                                                                                     EXHIBIT 11
                                                                                                    Page 2 of 2
                                      FAMILY DOLLAR STORES, INC.
                            STATEMENT RE COMPUTATIONS OF PER SHARE EARNINGS

                                                           NINE MONTHS ENDED              NINE MONTHS ENDED
AS PRESENTED                                                  MAY 31, 1998                   MAY 31, 1997
                                                        BASIC         DILUTED            BASIC         DILUTED
AVERAGE SHARES OUTSTANDING                          171,947,548     171,947,548      171,051,051     171,051,051

NET INCOME                                          $83,266,822     $83,266,822      $60,449,300     $60,449,300

NET INCOME PER SHARE                                      $ .48           $ .48            $ .35           $ .35

PRO FORMA DILUTION IMPACT OF COMMON STOCK EQUIVALENTS

ADDITIONAL WEIGHTED AVERAGE SHARES FROM
   ASSUMED EXERCISE AT THE BEGINNING
   OF THE YEAR OF DILUTIVE STOCK OPTIONS                              3,742,170                        3,315,525

WEIGHTED AVERAGE SHARES ASSUMED REPURCHASED FROM
  ASSUMED PROCEEDS OF EXERCISES USING TREASURY STOCK
  METHOD (AVERAGE MARKET PRICE)                                      (2,541,129)                      (2,884,515)

NET PRO FORMA COMMON STOCK EQUIVALENT INCREMENTAL SHARES              1,201,041                          431,010

PERCENTAGE DILUTION FROM PRO FORMA COMMON
   STOCK EQUIVALENT INCREMENTAL SHARES                                     .70%                             .25%

TOTAL COMMON STOCK AND COMMON STOCK EQUIVALENTS                     173,148,589                      171,482,061

NET INCOME                                                          $83,266,822                      $60,449,300

PRO FORMA NET INCOME PER SHARE (INCLUDING DILUTIVE
   COMMON STOCK EQUIVALENTS)                                              $ .48                            $ .35

     * All figures have been adjusted for the three-for-two stock split distributed July 31, 1997, and for the two-for-one stock split distributed April 30, 1998.

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